UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 8, 2012

N-VIRO INTERNATIONAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-21802	34-1741211
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2254 Centennial Road Toledo, OH	43617
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (419) 535-6374

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On March 8, 2012, N-Viro International Corporation issued an information release regarding a two-page newsletter and an introductory letter to its shareholders which indicates Financial Insights, an Investor Relations Group, has been engaged to provide supplemental investor communications services.  The information release has been attached as Exhibit 99.1 to this Form 8-K.

On February 8, 2012, N-Viro International Corporation issued an information release regarding a letter of commitment from the Commonwealth of Pennsylvania.  The information release was attached as Exhibit 99.1 to that Form 8-K.  The information release has been corrected to reflect the fact the extension of time granted on the commitment letter was for nine months beginning September 30, 2011, not the twenty-seven months as originally disclosed, and the funding and grant letter of commitment was associated with infrastructure developed from the Commonwealth of Pennsylvania, not just from the Commonwealth of Pennsylvania as originally disclosed.  Both corrections are contained in paragraph 1.

Item 9.01 – Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.                      Description

99.1	Information release dated March 8, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

N-VIRO INTERNATIONAL CORPORATION

Dated:               March  8, 2012                                           By:             /s/  James K. McHugh
                           James K. McHugh
                           Chief Financial Officer